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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on this Form S-1 of our reports dated February 1, 1999, on our audits of the financial statements and financial statement schedules of LifeStyle Furnishings International Ltd. and the Masco Home Furnishings Group. We also consent to the references to our firm under the captions "Experts" and "Selected Historical and Unaudited Pro Forma Financial Data."

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Greensboro, North Carolina

March 29, 1999